Exhibit 99.1

           SERENA Software Reports Fourth Quarter Results;
 Non-GAAP EPS of $0.22 and Software Licenses Revenue of $13.6 Million

    SAN MATEO, Calif.--(BUSINESS WIRE)--Feb. 19, 2004--SERENA Software, Inc. (Nasdaq:SRNA), an industry-leading supplier of software that automates change to enterprise code and content, announced today net income per diluted share, excluding amortization of intangible assets, of $0.22 for the fiscal quarter ending January 31, 2004, up 16% over the same quarter a year ago and 16% sequentially. In the fourth quarter of fiscal 2004, the Company exceeded consensus expectations and posted sequential growth in license revenue and maintenance revenue, as well as non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share.
    Total revenues of $29.6 million in the fourth quarter of fiscal 2004 represented a 14% increase over the fourth quarter of fiscal 2003, and an 11% sequential increase over the third quarter. Software licenses revenue was $13.6 million, maintenance revenue was $13.6 million, and services revenue was $2.4 million. License revenue from software change management was 65% of total license revenue, with 23% of license revenues coming from distributed systems platforms.
    Excluding intangibles amortization, operating income for the fourth quarter ended January 31, 2004 was $11.5 million and operating margin excluding intangibles amortization was 39%, up from 36% in the prior quarter.
    Excluding intangibles amortization, net income and net income per fully diluted share for the fourth quarter of fiscal 2004 increased 10% and 16%, respectively, to $8.6 million and $0.22 from $7.8 million and $0.19 in the fourth quarter of fiscal 2003. Net income and net income per diluted share computed in accordance with generally accepted accounting principles decreased to $6.0 million and $0.15 from $6.7 million and $0.17 in the same quarter a year ago.
    Cash flow from operations was $14.6 million in the fourth quarter and total cash and investments at January 31, 2004 was $377 million or $9.33 per diluted share. Total deferred revenue at January 31, 2004 was $39.2 million, a sequential increase of 10%, and Days Sales Outstanding improved 5 days to 47 days in the fourth quarter. The Company repurchased a total of 1,000,000 shares of common stock during the fourth quarter and the Board authorized an additional 1,000,000 shares eligible for repurchase in the current quarter.
    "We had an excellent quarter in all areas of our business", said President and CEO Mark Woodward. "We produced solid results across the board and were able to exceed consensus expectations. I was pleased that we ended our fiscal year with 29% of license revenues generated from our distributed systems business, the highest annual contribution in our history. We are well positioned with a very strong balance sheet to meet the challenges ahead."
    The Company also announced guidance for the first quarter of fiscal 2005. For the first quarter total revenues are expected to be in the range of $27 million to $28 million and net income per fully diluted share excluding intangibles amortization is expected to be between $0.18 and $0.20.

    Fourth Quarter Highlights

    -- Announced the first product to deliver on our Next-Generation SAFE(TM) Framework. Serena TeamTrack Version 6 sets a new standard in usability with a real-time management dashboard portal, role-based user interface and configurable, out-of-the-box workflows.

    -- Announced a partnership with Cognizant Technology Solutions. This partnership allows Serena to strengthen its global outsourcing offering and increase its presence in the fast-growing offshore development market.

    -- Announced and priced $220 million Private Placement of Convertible Subordinated Notes. The notes, due 2023, bear interest at a rate of 1.50% per year, are subordinated to all present and future senior debt of Serena and are convertible into common stock, under certain circumstances, at an initial conversion rate of 45.0577 shares per $1,000 principal amount.

    -- Announced that Dollar General selected Serena ChangeMan DS to Support Dollar General's Back and Front-End Applications. This solution ensures enforceable and repeatable processes across the development life cycle.

    -- Announced that Serena has extended its partnership with SELESTA, a global distributor, to provide services for Serena in additional territories. This partnership helps Serena achieve greater visibility in France and Mexico.

    -- Announced Serena's expansion of the Alliance Partner Program into Europe, through recruiting Referral and Reseller Partners to support sales efforts and fuel growth.

    -- Announced a partnership with Software Engineering Services. This partnership will help Serena increase its presence and drive new business in the important government market.

    -- Announced that Serena has elected Autodesk's Carl Bass to its Board of Directors, expanding the number of Serena independent Board members to 5.

    Commentary Available

    A conference call to discuss the preliminary results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/q4results. Additionally investors can listen to the call by dialing 877-655-7651 or 706-679-5273 at least 5 minutes prior to the start time. A replay of the call will be available through February 26, 2004 by dialing 706-645-9291, code #5257377.

    About SERENA Software, Inc.

    SERENA Software, Inc. is the Enterprise Change Management (ECM) industry leader. For over twenty years Serena has focused exclusively on providing solutions that help companies automate change to the applications that run their businesses. Today its products are in use at over 3,600 customer sites - including 46 of the Fortune 50. Serena's Application Framework for Enterprises (SAFE(TM)) is the next step in ECM, providing cross-platform, cross-process and cross-organizational support across application life cycle processes. This approach helps streamline development, improve productivity and lower development costs, resulting in a highly efficient enterprise. With headquarters in San Mateo, California, Serena serves customers worldwide through local offices and an international network of distributors. www.serena.com.

    This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, our reliance on our mainframe products for revenue; the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; changes in revenue mix and seasonality; our ability to deliver our products on the distributed systems platform; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; successful integration of our recent acquisition; expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10K filed on April 29, 2003 and Form 10Q filed on December 8, 2003. Serena assumes no obligation to update the forward-looking information contained in this press release.

    Serena provides non-GAAP operating income, net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Serena's management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods and are more reflective of earnings on a cash basis. Management uses these non-GAAP measures to evaluate its financial results. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results.

    Trademarks

    Serena, ChangeMan, Comparex and StarTool are registered trademarks of SERENA Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.
    (C) 2004 SERENA Software, Inc. All Rights Reserved.



                    - FINANCIAL TABLES TO FOLLOW -


                        SERENA Software, Inc.
             Condensed Consolidated Statements of Income
                (In thousands, except per share data)
                             (Unaudited)

                             Three Months Ended    Fiscal Year Ended
                                 January 31,          January 31,
                             ------------------- ---------------------
                               2004      2003      2004       2003
                             --------- --------- ---------- ----------
Revenue:
    Software licenses         $13,608   $12,792    $45,469    $44,250
    Maintenance                13,568    11,519     51,050     44,476
    Professional services       2,444     1,787      9,037      7,049
                             --------- --------- ---------- ----------
      Total revenue            29,620    26,098    105,556     95,775
                             --------- --------- ---------- ----------
Cost of revenue:
    Software licenses             155       278        668      1,224
    Maintenance                 1,663     1,357      6,378      5,548
    Professional services       2,224     1,804      8,730      6,519
                             --------- --------- ---------- ----------
      Total cost of revenue     4,042     3,439     15,776     13,291
                             --------- --------- ---------- ----------
      Gross profit             25,578    22,659     89,780     82,484
                             --------- --------- ---------- ----------
Operating expenses:
    Sales and marketing         8,149     6,873     29,158     26,361
    Research and development    3,896     2,906     14,025     11,779
    General and
     administrative             1,993     2,111      7,342      7,311
    Stock-based compensation       --         1         --         23
    Amortization of
     intangible assets          2,664     1,081      8,545      4,486
                             --------- --------- ---------- ----------
      Total operating
       expenses                16,702    12,972     59,070     49,960
                             --------- --------- ---------- ----------
Operating income                8,876     9,687     30,710     32,524
Interest and other income,
 net                              449     1,094      2,944      4,726
                             --------- --------- ---------- ----------
    Income before income
     taxes                      9,325    10,781     33,654     37,250
Income taxes                    3,357     4,038     12,303     14,096
                             --------- --------- ---------- ----------
    Net income                 $5,968    $6,743    $21,351    $23,154
                             --------- --------- ========== ==========
    Net income, excluding
      intangibles
      amortization            $ 8,632   $ 7,824   $ 29,896   $ 27,640
                             ========= ========= ========== ==========
Net income per share:
    Basic                       $0.15     $0.17      $0.53      $0.57
                             ========= ========= ========== ==========
    Diluted                     $0.15     $0.17      $0.53      $0.57
                             ========= ========= ========== ==========
    Diluted, excluding
     intangibles
     amortization               $0.22     $0.19      $0.75      $0.68
                             ========= ========= ========== ==========
Weighted average shares used
 in per
share calculations:
    Basic                      38,731    40,592     39,707     40,367
                             ========= ========= ========== ==========
    Diluted                    39,474    41,099     40,398     40,854
                             ========= ========= ========== ==========
Reconciliation of U.S. GAAP
 to Non-U.S. GAAP Financial
 Information:
     U.S. GAAP operating
      income                   $8,876    $9,687    $30,710    $32,524
     Add back: Amortization
      of intangible assets      2,664     1,081      8,545      4,486
                             --------- --------- ---------- ----------
     Non-U.S. GAAP operating
      income                  $11,540   $10,768    $39,255    $37,010
                             ========= ========= ========== ==========
     U.S. GAAP net income      $5,968    $6,743    $21,351    $23,154
     Add back: Amortization
      of intangible assets      2,664     1,081      8,545      4,486
                             --------- --------- ---------- ----------
     Non-U.S. GAAP net
      income                   $8,632    $7,824    $29,896    $27,640
                             ========= ========= ========== ==========


                         SERENA Software, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)

                                                   Jan. 31,  Jan. 31,
                                                     2004      2003
                                                   --------- ---------
                        Assets
Current assets
  Cash and cash equivalents                        $257,281  $105,402
  Restricted cash                                     3,300        --
  Short-term investments                             39,214    37,672
  Accounts receivable, net                           15,475    16,514
  Deferred taxes, net                                 6,787     6,549
  Deferred offering costs                               335        --
  Prepaid expenses and other current assets           1,003       744
                                                   --------- ---------
    Total current assets                            323,395   166,881
Long-term investments                                70,692    48,374
Restricted cash, long-term                            6,312        --
Property and equipment, net                           3,209     3,078
Deferred taxes, net                                      --       561
Goodwill and other intangible assets, net            63,458    45,360
Deferred offering costs, long-term                    6,323        --
Other assets                                            272       269
                                                   --------- ---------
    Total assets                                   $473,661  $264,523
                                                   ========= =========
           Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                   $1,232      $533
  Income taxes payable                                6,294     7,921
  Accrued expenses                                    7,782     8,266
  Interest on subordinated notes                        413        --
  Deferred revenue                                   29,496    26,010
                                                   --------- ---------
    Total current liabilities                        45,217    42,730
Deferred revenue, net of current portion              9,683     8,373
Deferred taxes, net                                   3,483       458
Subordinated notes, long-term                       220,000        --
                                                   --------- ---------
    Total liabilities                               278,383    51,561
Stockholders' equity:
    Total stockholders' equity                      195,278   212,962
                                                   --------- ---------
    Total liabilities and stockholders' equity     $473,661  $264,523
                                                   ========= =========



    CONTACT: SERENA Software, Inc., San Mateo
             Robert I. Pender, Jr., 650-522-6604
             www.serena.com